                                                                   Exhibit 99(a)



                      Pro Forma Financial Information --


              First Union Corporation, CoreStates Financial Corp
                                  (Unaudited)


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
                        PRO FORMA FINANCIAL INFORMATION

FIRST UNION CORPORATION
CORESTATES FINANCIAL CORP
PRO FORMA FINANCIAL INFORMATION
(Unaudited)
--------------------------------------------------------------------------------

      The following unaudited pro forma combined selected statistical data, balance sheet and condensed statements of income present combined financial information for First Union Corporation ("First Union") and CoreStates Financial Corp ("CoreStates") assuming First Union and CoreStates had been combined for each period presented on a pooling of interests accounting basis (the "Merger").

                                                                                                           December 31,
                                                         --------------------------------------------------------------

(In millions)                                                    1997         1996        1995        1994        1993
-----------------------------------------------------------------------------------------------------------------------
COMBINED BALANCE SHEET DATA
Securities available for sale                               $ 23,524       19,199      23,100      12,498      14,402
Investment securities                                          3,526        4,190       6,200      14,215      15,703
Loans, net of unearned income                                131,687      134,647     127,905     107,965      97,375
Earning assets                                               176,303      173,712     167,036     141,543     132,061
Total assets                                                 205,735      197,341     188,855     159,577     148,759
Noninterest-bearing deposits                                  31,005       29,713      27,706      24,542      24,976
Interest-bearing deposits                                    106,072      106,716     106,406      98,097      90,773
Long-term debt                                                11,746       10,809       9,586       6,405       5,686
Guaranteed preferred beneficial interests                      1,741          795          -           -           -
Common stockholders' equity                                   15,269       14,628      13,600      11,775      11,137
Total stockholders' equity                                  $ 15,269       14,628      13,783      12,005      11,651
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COMBINED AVERAGE BALANCE SHEET DATA
Securities available for sale                               $ 20,801       21,869      14,905      14,708       8,327
Investment securities                                          3,607        4,867      12,304      13,915      20,900
Loans, net of unearned income                                134,517      129,120     121,245     100,836      92,159
Earning assets                                               174,502      170,069     156,419     135,328     127,423
Total assets                                                 196,093      189,285     173,981     150,244     143,046
Noninterest-bearing deposits                                  27,489       24,514      23,240      21,395      20,582
Interest-bearing deposits                                    105,358      104,925     102,922      90,393      87,715
Long-term debt                                                10,915       10,386       8,334       6,049       5,492
Guaranteed preferred beneficial interests                      1,681           57          -           -           -
Common stockholders' equity                                   14,367       13,801      12,978      11,452      10,228
Total stockholders' equity                                  $ 14,367       13,909      13,189      11,954      10,748
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COMBINED PERCENTAGE DATA
Allowance for loan losses to
  Loans, net                                                    1.40%        1.64        1.80        2.09        2.32
  Nonperforming assets                                           186          211         201         170         111
Net charge-offs to average loans, net                           0.65         0.64        0.45        0.53        0.72
Net charge-offs to average loans, net, excluding
  Bankcard                                                      0.31         0.35        0.27        0.46        0.69
Nonperforming assets to loans, net and
  foreclosed properties                                         0.75%        0.78        0.90        1.23        2.08
-----------------------------------------------------------------------------------------------------------------------
See accompanying Notes to Pro Forma Financial Information.


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
                        PRO FORMA FINANCIAL INFORMATION

FIRST UNION CORPORATION
CORESTATES FINANCIAL CORP
PRO FORMA COMBINED CONDENSED BALANCE SHEET
(Unaudited)

------------------------------------------------------------------------------------------------------------------------------
                                                                                                            December 31, 1997
                                                        ----------------------------------------------------------------------
                                                                                                 Pro Forma          Pro Forma
(In millions)                                            First Union         CoreStates        Adjustments           Combined
------------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                $       6,445              3,830                 -              10,275
Interest-bearing bank balances                                   710              3,122                 -               3,832
Federal funds sold and securities
  purchased under resale agreements                            7,740                 41                 -               7,781
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        Total cash and cash equivalents                       14,895              6,993                 -              21,888
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Trading account assets                                         5,457                496                 -               5,953
Securities available for sale                                 21,415              2,109                 -              23,524
Investment securities                                          2,175              1,351                 -               3,526
Loans, net of unearned income                                 96,873             34,814                 -             131,687
  Allowance for loan losses                                   (1,212)              (634)                -              (1,846)
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        Loans, net                                            95,661             34,180                 -             129,841
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Premises and equipment                                         4,233                630                 -               4,863
Due from customers on acceptances                                854                642                 -               1,496
Other intangible assets                                        2,674                280                 -               2,954
Other assets                                                   9,910              1,780                 -              11,690
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        Total assets                                   $     157,274             48,461                 -             205,735
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LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing deposits                                21,753              9,252                 -              31,005
  Interest-bearing deposits                                   81,136             24,936                 -             106,072
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        Total deposits                                       102,889             34,188                 -             137,077
Short-term borrowings                                         27,357              4,323                 -              31,680
Bank acceptances outstanding                                     855                642                 -               1,497
Other liabilities                                              5,108              1,617                 -               6,725
Long-term debt                                                 8,042              3,704                 -              11,746
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        Total liabilities                                    144,251             44,474                 -             188,725
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Guaranteed preferred beneficial interests
  in junior subordinated deferrable
  interest debentures                                            991                750                 -               1,741
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STOCKHOLDERS' EQUITY
Preferred stock                                                   -                  -                  -                  -
Common stock                                                   2,121                224                858              3,203
Paid-in capital                                                1,384              1,262             (1,065)             1,581
Retained earnings                                              8,273              3,053             (1,127)            10,199
Unrealized gain on debt and equity securities, net               254                 32                 -                 286
Treasury stock                                                    -              (1,282)             1,282                 -
Unallocated shares held by ESOP                                   -                 (52)                52                 -
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        Total stockholders' equity                            12,032              3,237                 -              15,269
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        Total liabilities and stockholders' equity     $     157,274             48,461                 -             205,735
------------------------------------------------------------------------------------------------------------------------------
See accompanying Notes to Pro Forma Financial Information.

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
                        PRO FORMA FINANCIAL INFORMATION

FIRST UNION CORPORATION
CORESTATES FINANCIAL CORP
PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
(Unaudited)

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                                                                                                        Years Ended December 31,
                                                          -----------------------------------------------------------------------

(In millions, except per share data)                             1997          1996            1995           1994          1993
---------------------------------------------------------------------------------------------------------------------------------
Interest income                                          $    14,362        13,758          13,028         10,245         9,507
Interest expense                                               6,452         6,151           5,732          3,739         3,376
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Net interest income                                            7,910         7,607           7,296          6,506         6,131
Provision for loan losses                                      1,103           678             403            458           559
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Net interest income after provision for loan losses            6,807         6,929           6,893          6,048         5,572
Securities available for sale transactions                        52            96              76             24            76
Investment security transactions                                   3             4               6              4             7
Noninterest income                                             4,267         3,435           2,976          2,336         2,332
Merger-related and restructuring charges                         284           421             233            107            -
SAIF special assessment                                           -            149              -              -             -
Noninterest expense                                            7,052         6,360           6,309          5,558         5,430
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Income before income taxes                                     3,793         3,534           3,409          2,747         2,557
Income taxes                                                   1,084         1,261           1,213            938           818
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Net income                                                     2,709         2,273           2,196          1,809         1,739
Dividends on preferred stock                                      -              9              26             46            46
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Net income applicable to common
  stockholders before redemption premium                       2,709         2,264           2,170          1,763         1,693
Redemption premium on preferred stock                             -             -               -              41            -
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Net income applicable to common
  stockholders after redemption premium                  $     2,709         2,264           2,170          1,722         1,693
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PER COMMON SHARE DATA
Basic earnings                                           $      2.84          2.33            2.21           1.86          1.85
Diluted earnings                                         $      2.80          2.30            2.17           1.83          1.81
AVERAGE COMMON SHARES (In thousands)
Basic                                                        955,241       973,712         979,852        927,941       913,621
Diluted                                                      966,792       982,755       1,001,145        946,969       940,167
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FIRST UNION HISTORICAL PER COMMON
  SHARE DATA
  Basic earnings                                         $      3.03          2.61            2.44           2.30          2.15
  Diluted earnings                                       $      2.99          2.58            2.38           2.25          2.09
AVERAGE COMMON SHARES (In thousands)
Basic                                                        625,649       619,237         619,777        561,442       543,321
Diluted                                                      633,772       625,224         637,186        577,709       565,239
---------------------------------------------------------------------------------------------------------------------------------
See accompanying Notes to Pro Forma Financial Information.

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
                        PRO FORMA FINANCIAL INFORMATION

FIRST UNION CORPORATION
CORESTATES FINANCIAL CORP
NOTES TO PRO FORMA FINANCIAL INFORMATION
(Unaudited)
--------------------------------------------------------------------------------

(1) The unaudited pro forma information presented herein is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the applicable periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Pro forma financial information with respect to the Merger assumes the Merger was consummated as of the beginning of each period presented. Average common and total stockholders' equity excludes net unrealized gains or losses on debt and equity securities.

(2) It is assumed that the Merger will be accounted for on a pooling of interests accounting basis, and accordingly, the related pro forma adjustments herein reflect, where applicable, an exchange ratio of 1.62 shares of First Union's common stock for each of the 198,216,000 shares of CoreStates common stock which were outstanding at December 31, 1997 (excluding 2.1 million unallocated CoreStates ESOP shares). The 1.62 exchange ratio is subject to possible adjustment under certain circumstances.

        As a result, information was adjusted for the Merger by the (i) addition of 321,110,000 shares of First Union's common stock amounting to $1.1 billion (excluding the shares of First Union's common stock to be issued in exchange for an estimated 3.5 million shares of CoreStates common stock that CoreStates expects to issue in order to qualify the Merger as a pooling of interests and
2.1 million unallocated CoreStates ESOP shares); (ii) elimination of 198,216,000 shares of outstanding CoreStates common stock amounting to $224 million; (iii) elimination of the cost of CoreStates treasury stock of $1.3 billion; (iv) reclassification of the cost of unallocated shares held by the CoreStates ESOP of $52 million; and (v) recordation of the remaining amount of $1.1 billion as a reduction of paid-in capital at December 31, 1997.

        As of December 31, 1997, First Union and CoreStates had 51,580,000 and 16,490,000 shares of common stock reserved for issuance primarily for stock option plans, respectively, (excluding, as to First Union, shares reserved for issuance in connection with the Merger, or upon exercise of the rights attached to First Union's common stock), which are not included in the unaudited pro forma financial information presented herein.

        For the year ended December 31, 1997, CoreStates had net income applicable to common stockholders of $813 million.

        In 1993, CoreStates changed its method of accounting for postemployment benefits, and in 1993 CoreStates reported additional expense as a cumulative effect of a change in accounting principle, net of tax of $16 million in 1993. Such amount has been reclassified to noninterest expense and income taxes in 1993, in the pro forma financial information presented herein.

(3) On November 28, 1997, First Union acquired Signet Banking Corporation ("Signet"), which was accounted for as a pooling of interests. The financial information presented herein includes Signet as of and for the three years ended December 31, 1997.

(4) The pro forma financial information presented herein does not include financial information related to First Union's (i) January 15, 1998, purchase accounting acquisition of Covenant Bancorp, Inc. ("Covenant"), which had assets of $415 million, net loans of $254 million, deposits of $294 million and stockholders' equity of $31 million at December 31, 1997; and (ii) January 31, 1998, pooling of interests acquisition of Wheat First Butcher Singer, Inc. ("Wheat First"), which had assets of $1.1 billion and stockholders' equity of $171 million at December 31, 1997.


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
                       PRO FORMA FINANCIAL INFORMATION

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        First Union issued 1.6 million shares of its common stock to stockholders of Covenant, substantially all of which were repurchased in the open market at a cost of $79 million, and 10.3 million shares of its common stock to stockholders of Wheat First. On March 4, 1998, First Union entered into an Agreement and Plan of Merger with The Money Store Inc. ("TMSI") under which First Union will issue approximatelty 41 million shares. First Union expects to repurchase approximately 41 million of its outstanding shares in the open market prior to the close of the TMSI transaction. Financial information related to Wheat First and TMSI is not considered material to the historical results of First Union, and accordingly, such financial information will not be combined with the historical results of First Union.

(5) Earnings per share data has been computed based on the combined historical net income applicable to common stockholders of First Union and CoreStates using the combined (i) historical weighted average shares outstanding with respect to basic earnings per share, and (ii) sum of the historical weighted average shares outstanding and common stock equivalents related to employee stock options including restricted stock awards with respect to diluted earnings per share, adjusted to equivalent shares of First Union's common stock with respect to CoreStates, as of the earliest applicable period presented, as appropriate.

(6) Certain insignificant reclassifications have been included herein to conform to financial statement presentations. Transactions conducted in the ordinary course of business between First Union and CoreStates are immaterial, and accordingly, they have not been eliminated.

(7) The unaudited pro forma financial information does not include any material merger-related expenses or any material expenses related to the Merger. First Union currently estimates after-tax merger-related and restructuring charges of approximately $795 million related to the Merger, or $0.81 per share of First Union's common stock, expected to be recorded in the second quarter of 1998. In addition, First Union expects to incur an estimated $75 million in pre-tax merger-related and restructuring charges in the 12-month period following the Merger.

(8) First Union expects to realize significant revenue enhancements and cost savings from the Merger. The pro forma financial information, which does not reflect any revenue enhancements, direct costs or potential savings from the consolidation of operations of First Union and CoreStates, is not indicative of the results of future operations. No assurance can be given with respect to the ultimate level of such revenue enhancements or cost savings. As indicated by the foregoing unaudited pro forma financial information and based solely on the foregoing assumptions, consummation of the Merger would have diluted each of First Union's historical basic and diluted earnings per common share amounts for the year ended December 31, 1997, by 6 percent.


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